EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated March 5, 2015, in Prospectus Supplement No. 4 related to the Registration Statement (Form S-1 No. 333-195678) and related Prospectus of Century Communities, Inc. for the registration of 11,595,000 shares of its common stock.

/s/ Ernst & Young LLP

Denver, Colorado

March 9, 2015